                                                                    Exhibit 99.1


                                (EPIMMUNE LOGO)
               5820 Nancy Ridge Drive, San Diego, California 92121
                   Phone: (858) 860-2500- Fax: (858) 860-2600

--------------------------------------------------------------------------------
FOR FURTHER INFORMATION

AT EPIMMUNE:           AT FRB | WEBER SHANDWICK:
Robert De Vaere        Kristen McNally              Tricia Ross
VP, Finance & Admin.   General Information          Investor/Analyst Information
& CFO                  (310) 407-6548               (310) 407-6540
(858) 860-2500         kmcnally@webershandwick.com  tross@webershandwick.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
AUGUST 14, 2003

             EPIMMUNE REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

SAN DIEGO, AUGUST 14, 2003 - EPIMMUNE INC. (NASDAQ: EPMN) today announced its financial results for the second quarter ended June 30, 2003.

During the quarter, cash and cash equivalents declined $1.7 million to an ending balance of $5.9 million. Epimmune's expenses during the quarter ended June 30, 2003, continued to be focused primarily on three vaccine clinical trials, two directed at cancer therapies with the Company's EP-2101 vaccine and one at treatment of HIV with the Company's EP-1090 vaccine. Approximately $0.4 million of cash used during the quarter was for expenses related to the Company's merger agreement with Anosys, Inc., which has now been terminated.

Revenues were $1.8 million in the second quarter of 2003 and in the second quarter of 2002. Operating expenses were $3.9 million in the second quarter of 2003 compared to $4.1 million in the second quarter of 2002. The decrease in operating expenses during the 2003 period relates primarily to reductions in outside expenses associated with preclinical activities that were ongoing during the second quarter of 2002 but were wound down in late 2002 as Epimmune entered clinical trials, and reduced spending on legal, consulting and other outside services. The reduction in operating expenses was offset by $0.5 million in expenses for legal, investment banking, accounting and other charges reflected in general and administrative expenses. Those expenses were related to the proposed merger with Anosys and were written off during the quarter due to the fact that the merger agreement with Anosys was terminated in August 2003. Net loss for the second quarter of 2003 was $2.0 million, or $0.17 per basic and diluted share compared with a net loss of $2.2 million, or $0.19 per basic and diluted share for the same period in 2002. Financial details appear in the accompanying schedules.

BUSINESS OUTLOOK

Epimmune projects that receipts from existing development and licensing agreements are sufficient to maintain current operating expense levels through 2003. To maintain this level of operations into 2004, the Company needs to raise additional funding. Management has been working to identify and close a number of new sources of cash, including project funding by outside parties, technology licenses, and equity offerings. If sufficient funding cannot be raised from these sources, then


                                    - more -

 FRB | Weber Shandwick serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and is receiving compensation therefor.
 The information contained herein is furnished for informational purposes only and is not to be construed as an offer to buy or sell securities.

Epimmune Inc.
Page 2 of 3


operations will have to be curtailed, leading to cancellation or postponement of some or all of the Company's clinical programs and discovery activities.

ABOUT EPIMMUNE INC.

EPIMMUNE INC., based in San Diego, is focused on the development of pharmaceutical products using multiple epitopes to specifically activate the body's immune system. Epitopes, critical signaling molecules, stimulate the T cell arm of the immune system to respond to specific regions of cancer cells or infectious agents. By combining multiple, selected epitopes into a single drug candidate, the immune response can be both targeted and optimized for strength. Epimmune's therapeutic drug candidates have been designed to treat disease by stimulating the body's immune system to respond aggressively to infections such as HIV, hepatitis C virus and hepatitis B virus, and tumors such as breast, colon, lung and prostate. The Company's preventative drug candidates have been designed to protect against disease by teaching the body's immune system to react quickly when exposed to infectious agents. Epimmune's technology can also be used to identify and potentially eliminate undesirable reactions to therapeutic drugs or consumer products by modifying specific epitopes to suppress the unwanted immune response. For more information on Epimmune, visit www.epimmune.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect management's current views of future events, including projections regarding maintaining current and planned operations. Actual results may differ materially from the above forward-looking statements due to a number of important factors, including but not limited to the risk that the Company's receipts from existing development and licensing agreements may not be sufficient to maintain current operating expense levels through 2003, the risk that the Company's management is not able to identify and close on any new sources of cash, the risks associated with the Company's ability to develop pharmaceutical products using epitopes, the ability of epitope-based products to control infectious diseases and cancer, the safety and efficacy of epitope-based products in humans, the Company's ability to enter into and maintain collaborations and license arrangements, the efforts of the Company's collaborators and licensees to develop and commercialize products using the Company's technologies, achievement of research and development objectives by the Company and any collaborator, the timing and cost of conducting clinical trials, and the possibility that clinical testing in the current three vaccine clinical trials may reveal undesirable and unintended side effects or other characteristics that may prevent or limit the commercial use of proposed products. These factors are more fully discussed in the Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2002, the Company's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended June 30, 2003 and other periodic reports filed with the Securities and Exchange Commission. Epimmune expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.


                                    - more -

Epimmune Inc.
Page 3 of 3

                                  EPIMMUNE INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)
                    (in thousands, except per share amounts)


                                               Three months ended June 30,           Six months ended June 30,
                                                2003               2002               2003               2002
                                              --------           --------           --------           --------
Revenues:
   License fees and milestones                $    246           $    125           $    449           $    125
   Research grants and
       contract revenue                            519                580                774              1,115
   Related party revenue-Genencor                1,023              1,087              1,996              2,507
                                              --------           --------           --------           --------
Total revenues                                   1,788              1,792
                                                                                       3,219              3,747

Costs and expenses:
   Research and development                      2,835              3,302              5,446              5,988
   General and administrative                    1,042                810              1,725              1,388
                                              --------           --------           --------           --------
Total costs and expenses                         3,877              4,112              7,171              7,376

Loss from operations                            (2,089)            (2,320)            (3,952)            (3,629)

Interest income, net                                58                129                123                388
Other income (expense), net                         (1)                (5)                (4)                (6)
                                              --------           --------           --------           --------

Net loss                                      $ (2,032)          $ (2,196)          $ (3,833)          $ (3,247)
                                              ========           ========           ========           ========


Net loss per share -
  basic and diluted                           $  (0.17)          $  (0.19)          $  (0.33)          $  (0.29)
                                              ========           ========           ========           ========

Shares used in computing net
  loss per share - basic and diluted            11,742             11,391             11,709             11,358
                                              ========           ========           ========           ========


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                       June 30,        December 31,
                                         2003             2002
                                       -------          -------
                                     (unaudited)
Assets:
Current assets:
   Cash and cash equivalents           $ 5,895          $ 9,745
   Other current assets                  1,199              708
                                       -------          -------
Total current assets                     7,094           10,453

Restricted cash                            472              472
Property and equipment, net              1,243            1,363
Patents and other assets                 3,390            3,240
Total assets                           $12,199          $15,528
                                       =======          =======

Liabilities and stockholders'
  equity
Current liabilities                    $ 3,212          $ 2,745
Other liabilities                          207              197
Stockholders' equity                     8,780           12,586
                                       -------          -------
Total liabilities and
  stockholders' equity                 $12,199          $15,528
                                       =======          =======


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